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                                                                     Exhibit 5.1

                   [Letterhead of Thacher Proffitt & Wood LLP]



                                                   [DATE]

Fulton Financial Corporation
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

      Re: Form of Opinion Re: Capital Securities, Debt Securities and Guarantees
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Ladies and Gentlemen:

     We have acted as special counsel to Fulton Financial Corporation, a Pennsylvania corporation (the "Company"), and Fulton Capital Trust I, Fulton Capital Trust II, Fulton Capital Trust III and Fulton Capital Trust IV, each a Delaware statutory trust (each, a "Trust" and collectively, the "Trusts"), in connection with the preparation and filing of the registration statement on Form S-3 (the "Registration Statement") by the Company and the Trusts under the Securities Act of 1933, as amended, relating to the registration of (i) the Junior Subordinated Debt Securities of the Company to be issued to each of the Trusts (collectively, the "Junior Subordinated Debt Securities"), (ii) the Capital Securities of each of the Trusts (collectively, the "Capital Securities") and (iii) the Guarantees of the Company with respect to the Capital Securities of each of the Trusts (each a "Guarantee," and collectively, the "Guarantees").

     The Capital Securities of each of the Trusts will be issued under an Amended and Restated Declaration of Trust of each Trust (each, an "Amended Declaration," and collectively, the "Amended Declarations"). Concurrently at such time as a particular Trust shall issue and sell its Capital Securities, such Trust will issue and sell to the Company such Trust's Common Securities.

     Each Trust will use the proceeds from the issuance and sale of its Capital Securities and its Common Securities to purchase an aggregate principal amount of the Company's Junior Subordinated Debt Securities pursuant to an Indenture (each, an "Indenture," and collectively, the "Indentures").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records of the Company, public officials and others, and have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
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     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company or the Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of representatives of the Company and others and the accuracy of the facts, information, covenants and representations set forth in the documents described above. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents described above. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly, have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Company or the Trusts may be a party or to which the Company or the Trusts or any property thereof may be subject or bound. The opinions expressed below, and all statements herein "to the best of our knowledge," are made in the context of the foregoing. "To the best of our knowledge" as used herein means the actual knowledge of our attorneys who have worked on this transaction.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. When the specific terms of a series of Junior Subordinated Debt Securities of the Company have been specified in an Indenture duly executed by a duly authorized officer of the Company, such Junior Subordinated Debt Securities, when executed and authenticated in the manner provided for in such Indenture and delivered against payment therefor in accordance with the applicable subscription agreement and such Indenture, will be validly issued, fully paid and nonassessable, will constitute valid and binding obligations of the Company and will entitle the holders thereof to the benefits of such Indenture, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions and (ii) the enforceability of the Company's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

     2. When the specific terms of the Capital Securities of a Trust have been specified in an Amended Declaration duly executed by a duly authorized officer of the Company, the
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administrators of the Trust and the trustees with respect to such Trust, such
Capital Securities, when executed and authenticated in the manner provided for in such Amended Declaration and delivered against payment therefor in accordance with the applicable purchase agreement and such Amended Declaration, will be validly issued, fully paid and nonassessable, will constitute valid and binding obligations of such Trust and will entitle the holders thereof to the benefits of such Amended Declaration, enforceable against the Trust in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions and (ii) the enforceability of such Trust's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

     3. When the specific terms of the Guarantees of the Company have been specified in the applicable Guarantee Agreement duly executed by a duly authorized officer of the Company, such Guarantees, when executed and delivered by the Company in accordance with such Guarantee Agreement, will be validly issued, will constitute valid and binding obligations of the Company and will entitle the holders thereof to the benefits of such Guarantee Agreement, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions and (ii) the enforceability of the Company's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

     We are not licensed to practice law in any jurisdiction other than the State of New York. In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York, the law of the State of Delaware concerning the treatment of Delaware statutory trusts and the federal law of the United States of America, and we do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. We do not express any opinion on any issue not expressly addressed above.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter is rendered for the sole benefit of the addressees hereof, and no other person is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other person, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.
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     We consent to the filing of this form of opinion as an exhibit to the
Registration Statement and to the reference to our name in the prospectus contained in the Registration Statement, or prospectus supplement with respect thereto filed pursuant to 17 CFR Section 424, under the heading Legal Matters.

                                               Very truly yours,